Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement Nos. 333-208514 and 333-208514-05

Ford Credit Auto Lease trust 2017-B Roadshow October 2017

Free Writing Prospectus Registration Statement No. 333-208514 Ford Credit Auto Lease Two LLC (“the depositor”) Ford Credit Auto Lease Trust 2017-B (“the issuer”) This document constitutes a free writing prospectus for purposes of the Securities Act of 1933. The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, you may request that a copy of the prospectus be sent to you by calling toll-free 1-800-831-9146.

Fcalt 2017-B roadshow transaction participants Issuer Ford Credit Auto Lease Trust 2017-B Depositor Ford Credit Auto Lease Two LLC Servicer and Sponsor Ford Motor Credit Company LLC Indenture Trustee U.S. Bank National Association Owner Trustee The Bank of New York Mellon Delaware Trustee BNY Mellon Trust of Delaware Accountants PricewaterhouseCoopers LLP Joint-Lead Managers Citigroup Global Markets Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. RBS Securities Inc. (NatWest Markets) Asset Representation Reviewer Clayton Fixed Income Services LLC SLIDE L-2

Fcalt 2017-B roadshow Executive summary Ford Credit Auto Lease Trust 2017-B (“FCALT 2017-B”) plans to offer $1.0 billion of AAA-rated Class A Notes and $56.2 million of AA-rated Class B Notes Offering will include fixed-rate A-2a and floating-rate A-2b Notes which will be sized to demand; class A-2b notes will not exceed $220 million Collateral eligibility and amount of credit enhancement are unchanged compared with prior transactions Initial hard credit enhancement on Class A Notes of 20.40% (target of 22.90%) including subordination, overcollaterization and reserve account Estimated excess spread of 4.18% FCALT 2017-B will be an asset-level data and Reg Risk Retention compliant transaction

Fcalt 2017-B roadshow Transaction summary FCALT 2017-B will be the 13th public term ABS issuance from Ford Credit’s lease securitization program. Ford Credit previously sponsored three Rule 144A term lease ABS transactions in 2009 and 2010 FCALT 2017-B plans to offer $1,000,000,000 of AAA-rated Class A notes and $56,190,000 of AA-rated Class B notes. The depositor initially will retain $52,430,000 of unrated Class C notes(1) FCALT 2017-B will use a senior / subordinate, sequential pay structure pre- and post-event of default Similar to previous Ford Credit lease securitizations, FCALT 2017-B will use an exchange note legal structure. The exchange note is secured by a reference pool of leases and leased vehicles The principal amount of the notes will be based on the securitization value of the leases. The securitization value of a lease is the sum of the present values of (1) the remaining scheduled monthly payments plus (2) the base residual value of the related leased vehicle The base residual value for a leased vehicle is the lesser of the contract residual value and the ALG base residual value(2). As a result, the base residual value of 91.57% of the leased vehicles in the reference pool by securitization value equals the ALG base residual of the leased vehicle The discount rate applied to each lease is the greater of (1) 7.40% and (2) the lease factor

Fcalt 2017-B roadshow Transaction summary (CONTINUED) The reference pool cutoff date is October 1, 2017. The first payment date will be November 15, 2017 Credit enhancement for the notes will consist of building overcollateralization, subordination, a reserve account and excess spread FCALT 2017-B provides robust disclosure of collateral performance Original pool characteristics, updated balances, credit loss and residual performance for prior FCALT transactions is shown in the Prospectus (Annex B) Ongoing quarterly supplemental and statistical reporting will be published on Ford Credit’s website and will include an updated payment schedule of the remaining leases, credit loss and residual performance (see slides 16 – 17 and 22 – 23) Asset-level data about the reference pool for this securitization will be filed with the SEC on Form ABS-EE on a monthly basis The fair value of the residual interest retained by the depositor, a wholly-owned affiliate of Ford Credit, will represent at least 5% of the sum of the fair values of the notes and the residual interest on the closing date -------------------------------------- The Class A-1, A-2, A-3, A-4, and B notes will be issued publicly. The depositor intends to initially retain $52,430,000 of Class C notes. ALG base residual value represents either ALG residual value at inception or the oldest ALG mark-to-market available for a vehicle.

Fcalt 2017-B roadshow Transaction Structure (1) As a percent of initial total securitization value (2) At pricing speed of 100% prepayment assumption to maturity (3) The trust will pay interest and principal on the notes on the 15th day of each month (or, if not a business day, the next business day). SLIDE L-6 Class Class Class Class Class Class Class A-1 Notes A-2a Notes A-2b Notes A-3 Notes A-4 Notes B Notes C Notes Total Principal Amount 192,000,000 440,000,000 266,000,000 102,000,000 56,190,000 52,430,000 $1,108,620,000 Class Split (1) 15.38% 35.24% 21.31% 8.17% 4.50% 4.20% 88.80% Rating (S&P/Fitch) A-1+(sf) /F1+sf AAA(sf) / AAAsf AAA(sf) / AAAsf AAA(sf) / AAAsf AA(sf) / AAsf NR / NR Offering Type Public Public Public Public Public Retained WAL to Maturity (years) (2) 0.31 1.10 1.88 2.23 2.36 2.47 Benchmark Int. LIBOR EDSF 1 mo. LIBOR EDSF Int. Swaps Int. Swaps Int. Swaps Fixed/Floating Fixed Fixed Floating Fixed Fixed Fixed Fixed Interest Accrual Method Act / 360 30 / 360 Act / 360 30 / 360 30 / 360 30 / 360 30 / 360 Payment Frequency Monthly Monthly Monthly Monthly Monthly Monthly Monthly Principal Window (months) (2) 1 - 7 7 - 20 7 - 20 20 - 26 26 - 28 28- 30 30 – 31 Expected Final (2) (3) 5/15/2018 6/15/2019 6/15/2019 12/15/2019 2/15/2020 4/15/2020 5/15/2020 Legal Final (3) 11/15/2018 6/15/2020 6/15/2020 12/15/2020 2/15/2021 3/15/2021 5/15/2022 ERISA Eligible Yes Yes Yes Yes Yes Yes No

Fcalt 2017-B roadshow Class a credit enhancement Triple A credit enhancement for FCALT 2017-B (20.40% / 22.90%) will remain unchanged relative to FCALT 2017-A Includes overcollateralization, subordination, and reserve account Estimated excess spread of 4.18% The distribution of hard credit enhancement is unchanged: Subordination is 8.70%, consistent with FCALT 2017-A Initial overcollateralization is 11.20% of the initial securitization value, consistent with FCALT 2017-A Target overcollateralization is 13.70% of the initial securitization value, consistent with FCALT 2017-A The reserve account is 0.50% of the initial securitization value, consistent with FCALT 2017-A The amortizing nature of the collateral, the sequential payment structure, and the non-declining cash reserve account and overcollateralization are expected to result in credit enhancement increasing over time as a percent of the outstanding securitization value FCALT 2017-B H/(L) FCALT 2017-B FCALT 2017-A FCALT 2017-A Initial(1) Target Initial(1) Target Initial(1) Target Subordinated Notes 8.70% 8.70% 8.70% 8.70% 0.00% 0.00% Overcollateralization 11.20% 13.70% 11.20% 13.70% 0.00% 0.00% Reserve Account 0.50% 0.50% 0.50% 0.50% 0.00% 0.00% Total Hard Credit Enhancement for Class A Notes 20.40% 22.90% 20.40% 22.90% 0.00% 0.00% Est. Excess Spread per Annum 4.18% 4.23% (0.05)% (1) As a percent of initial total securitization value

Fcalt 2017-B roadshow Class a-2A AND A-2B FLOATING RATE NOTES FCALT 2017-B will issue a fixed rate Class A-2a note and unhedged floating rate Class A-2b note The Class A-2a and Class A-2b notes are collectively referred to as the "Class A-2 notes" and constitute a single class and have equal rights to payments of principal and interest, which will be made on a pro rata basis The allocation of the principal amount of the Class A-2 notes between the Class A-2a notes and the Class A-2b notes will be determined on or before the day of pricing Class A-2a and Class A-2b notes will each be sized to demand with the Class A-2b notes not to exceed $220,000,000 SLIDE L-8

Fcalt 2017-B roadshow COMPOSITION OF THE REFERENCE POOL Number of leases 52,766 Initial total securitization value $1,248,455,516.39 Residual portion of initial total securitization value $806,417,334.88 Residual portion as a % of initial total securitization value 64.59%(1) Base monthly payments plus base residual value $1,413,087,222.11 Base residual value $933,550,169.43 Base residual value as a % of base monthly payments plus base residual value 66.06% Base residual value as a % of initial total securitization value 74.78% Weighted average original term 35.6 months(2) Weighted average remaining term 23.7 months(2) Seasoning 11.9 months(2) Weighted average FICO® score 751(1)(3) Minimum discount rate 7.40% (1) The ALG base residual values for the leased vehicles in the reference pool are generally lower than the contract residual values of those vehicles. As a result, the base residual value of 91.57% of the leased vehicles in the reference pool by securitization value equals the ALG base residual value of the leased vehicle, with 91.39% equal to the ALG residual value and 0.18% equal to the oldest ALG mark-to-market value that the servicer has for the leased vehicles. (2) Weighted by the securitization value of each lease on the cutoff date of October 1, 2017. (3) This weighted average excludes leases representing 5.59% of the initial securitization value that have lessees who do not have FICO® scores because they (a) are not individuals and use the leased vehicles for commercial purposes, or (b) are individuals with minimal or no recent credit history. For a description of FICO® scores, you should read "Sponsor and Servicer - Origination, Underwriting and Purchasing" in the prospectus. There can be no assurance that FICO® scores will be an accurate predictor of the likelihood of repayment of the related lease or that any lessee's credit score would not be lower if obtained on the cutoff date. SLIDE L-9

Fcalt 2017-B roadshow COLLATERAL HIGHLIGHTS Broad distribution of residual maturities Seasoned assets continue to be included in the FCALT transactions (results in enhancement build during the early part of transaction) ALG MTM forecasts a loss of 3.55% as a percentage of Base Residual Value FCALT transactions include shorter tenor leases on average relative to other lease ABS issuers The weighted average original term of FCALT 2017-B is 35.6 months Favorable model diversification in FCALT 2017-B. Top model (Escape) is only 19.76% of the pool and top 3 models comprise 55.54% of the pool FCALT 2017-B includes a diverse product mix of cars and CUVs (80.53%) and a low concentration of SUVs/Trucks (19.47%) Transactions include consistently high weighted average FICO® scores FCALT 2017-B residual portion of securitization value in line with recent FCALT transactions FCALT 2017-B FCALT 2017-A FCALT 2016-A FCALT 2015-B FCALT 2015-A FCALT 2014-B FCALT 2014-A FCALT 2013-B FCALT 2013-A FCALT 2012-B Max 6-month Residual Maturities as a % Base Residual value 33.37% 31.61% 27.91% 35.70% 36.83% 34.41% 28.98% 34.83% 36.04% 37.30% Seasoning (months) 11.9 11.7 11.5 10.3 10.0 9.6 9.4 9.3 10.4 9.4 Model Diversification Top Model Top 3 Models 19.76% 18.71% 18.66% 17.86% 19.16% 16.55% 18.14% 16.80% 14.75% 14.76% 55.54% 50.79% 50.01% 51.50% 51.23% 47.69% 48.36% 47.31% 42.92% 41.98% SUVs and Trucks as % of Total Securitization Value (1) 19.47% 17.73% 15.96% 19.31% 18.57% 14.86% 14.85% 17.42% 25.97% 30.43% Weighted Average FICO 751 747 742 741 742 746 745 746 748 745 Weighted Average LTV at Origination 92.44% 93.43% 94.83% 93.73% 94.45% 96.11% 95.49% 96.96% 96.25% 96.27% Weighted Average PTI at Origination 7.32% 7.31% 7.39% 7.19% 7.20% 7.14% 7.25% 7.29% 7.23% 7.40% Residual Portion of Securitization Value 64.59% 64.69% 64.28% 64.74% 64.95% 63.30% 64.96% 64.69% 63.85% 63.11% (1) Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 and newer model year Escapes as CUVs rather than SUVs. SLIDE L-10

Fcalt 2017-B roadshow: collateral stratification ORIGINAL TERM FCALT 2015-B FCALT 2016-A FCALT 2017-B SLIDE L-11 FCALT 2017-A 36 months 70.5% 24 months 15.9% 39 months 13.5% 48 months 0.1% 36 months 70.6% 24 months 11.6% 39 months 17.5% 48 months 0.2% 36 months 77.6% 24 months 8.6% 39 months 13.7% 48 months 0.1% 24 months 6.9% 36 months 79.8% 39 months 13.2% 48 months 0.1% Original Term Adjusted MSRP Acquisition Cost Residual Portion of Securitization Value ALG Mark-to-Market 24 months 3,524 6.68% 142,353,266.53 $ 114,112,554.44 $ 86,458,948.21 $ 6.93% 77,094,031.24 $ 8.26% 70,493,609.52 $ 73,820,589.00 $ 36 42,675 80.88 1,607,431,834.06 1,364,170,581.21 995,633,020.78 79.75 744,209,499.25 79.72 640,920,890.06 717,818,208.00 39 6,515 12.35 251,548,581.98 227,278,200.43 165,095,103.48 13.22 111,577,923.74 11.95 94,451,389.80 108,133,766.00 48 52 0.10 1,879,755.00 1,796,608.90 1,268,443.92 0.10 668,715.20 0.07 551,445.50 677,193.00 Total 52,766 100.00% 2,003,213,437.57 $ 1,707,357,944.98 $ 1,248,455,516.39 $ 100.00% 933,550,169.43 $ 100.00% 806,417,334.88 $ 900,449,756.00 $ Number of Leases Securitization Value Base Residual Value

Top 5 States 57.3% Fcalt 2017-B roadshow: collateral stratification GEOGRAPHIC DISTRIBUTION Top 5 States 54.8% Top 5 States 56.3% FCALT 2017-B FCALT 2015-B FCALT 2016-A FCALT 2017-A SLIDE L-12 States representing greater than 3.00% of initial total securitization value based on the billing address of the lessee on the cutoff date FEMA has declared that certain counties are subject to a major disaster declaration, including a significant number in Florida. Leases with lessees with billing addresses in these counties as of the cutoff date were excluded from the reference pool. The exclusion of those leases from the reference pool has resulted in a higher concentration of leases with lessees with a billing address in other states, including Michigan. Top 5 States 62.1% MI 16.4% NY 12.2% CA 11.0% NJ 7.7% OH 7.5% Other 45.2% MI 19.1% NY 12.1% CA 10.9% NJ 7.2% OH 7.0% Other 43.8% MI 19.3% NY 12.3% CA 11.2% NJ 7.5% OH 7.0% Other 42.7% MI 21.1% NY 13.8% CA 11.3% NJ 8.2% OH 7.7% Other 37.9% State (1)(2) Adjusted MSRP Acquisition Cost Residual Portion of Securitization Value ALG Mark-to-Market Michigan 11,783 22.33% 437,768,389.66 $ 358,241,227.67 $ 263,289,542.80 $ 21.09% 208,187,029.40 $ 22.30% 181,108,046.31 $ 200,793,646.00 $ New York 7,057 13.37 271,705,273.52 236,206,255.09 172,118,708.26 13.79 128,426,219.40 13.76 110,730,026.47 123,754,423.00 California 6,267 11.88 233,413,268.96 195,567,921.90 140,521,591.32 11.26 102,849,717.20 11.02 88,955,792.39 100,033,646.00 New Jersey 4,222 8.00 162,428,135.04 141,534,297.27 102,871,772.24 8.24 75,426,545.90 8.08 64,910,130.11 72,885,683.00 Ohio 4,163 7.89 149,716,486.05 130,906,445.16 96,074,131.44 7.70 70,093,807.17 7.51 60,303,063.67 67,487,065.00 Pennsylvania 3,027 5.74 113,146,292.78 94,916,037.98 70,299,728.99 5.63 53,191,753.20 5.70 45,789,376.12 51,355,760.00 Texas 1,821 3.45 71,298,848.87 65,098,628.70 47,056,845.82 3.77 32,292,412.18 3.46 27,744,150.54 31,063,802.00 Other 14,426 27.34 563,736,742.69 484,887,131.21 356,223,195.52 28.53 263,082,684.98 28.18 226,876,749.27 253,075,731.00 Total 52,766 100.00% 2,003,213,437.57 $ 1,707,357,944.98 $ 1,248,455,516.39 $ 100.00% 933,550,169.43 $ 100.00% 806,417,334.88 $ 900,449,756.00 $ Number of Leases Securitization Value Base Residual Value

Fcalt 2017-B roadshow: collateral stratification VEHICLE TYPE FCALT 2017-B continues to have broad diversification by vehicle type Truck and SUV concentrations reflect recent origination trends, representing 19.47% of initial total securitization value in FCALT 2017-B, 17.73% in FCALT 2017-A, 15.96% in FCALT 2016-A, and 19.31% in FCALT 2015-B Vehicle type reflects classification of 2011 and newer model year Explorers and 2013 model year Escapes as CUVs rather than SUVs as they are built on a car platform and have fuel efficiency similar to the CUV category FCALT 2015-B Car and CUV 80.7% SLIDE L-13 FCALT 2016-A Car and CUV 84.0% FCALT 2017-A Car and CUV 82.3% Car and CUV 80.5% FCALT 2017-B CUV 53.3 % Car 30.7 % Truck 12.5 % SUV 3.4 % CUV 51.0% Car 29.7% Truck 16.5% SUV 2.8% CUV 55.2% Car 27.1% Truck 15.2% SUV 2.6% CUV 56.3% Car 24.3% Truck 17.5% SUV 2.0%

Fcalt 2017-B roadshow: collateral stratification VEHICLE MODEL FCALT 2017-B pool features favorable model diversification SLIDE L-14 (1) Models representing greater than 1.00% of initial total securitization value. (2) Models include vehicles with battery electric or plug-in hybrid electric power source, which represent 4.79% of initial securitization value. Vehicle Model (1) Adjusted MSRP Acquisition Cost Residual Portion of Securitization Value ALG Mark-to-Market Escape 12,613 23.90% 384,550,167.83 $ 328,996,146.22 $ 246,632,655.45 $ 19.76% 184,028,856.12 $ 19.71% 158,206,211.13 $ 178,727,531.00 $ Explorer 7,865 14.91 351,267,060.40 311,110,446.31 230,737,912.85 18.48 171,088,455.01 18.33 147,059,115.38 164,466,402.00 F-150 6,387 12.10 325,063,609.52 273,631,811.60 216,047,454.11 17.31 173,843,182.82 18.62 150,112,696.80 161,545,587.00 Fusion (2) 8,796 16.67 269,479,519.67 217,490,280.83 151,776,719.90 12.16 110,746,836.40 11.86 96,551,497.72 109,561,490.00 Edge 4,245 8.04 171,665,831.95 147,917,131.25 105,658,194.71 8.46 79,388,133.35 8.50 68,909,668.97 76,308,311.00 MKZ (2) 2,225 4.22 97,073,701.49 83,224,927.00 56,926,847.64 4.56 42,730,541.90 4.58 37,094,916.36 43,045,981.00 MKX 1,624 3.08 82,139,224.39 71,763,243.35 51,335,140.65 4.11 37,353,657.05 4.00 32,028,735.28 36,699,147.00 MKC 2,021 3.83 84,216,552.70 74,866,721.49 50,173,535.60 4.02 37,049,088.35 3.97 31,862,344.65 36,595,812.00 Focus 2,511 4.76 55,572,870.07 45,199,245.99 32,642,712.78 2.61 22,604,283.37 2.42 19,761,854.91 21,438,040.00 C-Max (2) 1161 2.20 37,831,893.51 26,884,278.94 18,143,738.65 1.45 12,227,073.00 1.31 10,594,316.04 11,179,502.00 Flex 703 1.33 27,667,486.89 23,335,841.93 16,413,560.84 1.31 11,795,082.00 1.26 10,230,360.08 11,714,040.00 Navigator 319 0.60 22,728,184.97 20,529,317.80 14,412,814.43 1.15 10,211,183.70 1.09 8,835,777.50 9,536,711.00 Continental 359 0.68 21,530,394.81 19,947,779.46 13,820,023.86 1.11 9,141,387.00 0.98 7,688,233.84 9,272,917.00 Other 1,937 3.67 72,426,939.37 62,460,772.81 43,734,204.92 3.50 31,342,409.36 3.36 27,481,606.22 30,358,285.00 Total 52,766 100.00% 2,003,213,437.57 $ 1,707,357,944.98 $ 1,248,455,516.39 $ 100.00% 933,550,169.43 $ 100.00% 806,417,334.88 $ 900,449,756.00 $ Number of Leases Securitization Value Base Residual Value

Fcalt 2017-B roadshow: collateral stratification VEHICLE MODEL (CONTINUED) FCALT 2017-B pool features favorable model diversification FCALT 2015-B Top 3 Models 51.5% Top 5 Models 74.1% FCALT 2016-A SLIDE L-15 FCALT 2017-A Top 3 Models 50.0% Top 5 Models 70.9% Top 3 Models 50.8% Top 5 Models 73.3% FCALT 2017-B Top 3 Models 55.5% Top 5 Models 76.2% Escape 17.9% Explorer 17.5% F150 16.2% Fusion 14.0% Edge 8.6% MKZ 4.9% Other 21.0% Escape 18.7% Explorer 17.3% Fusion 14.0% F150 12.2% Edge 8.7% MKZ 6.0% Other 23.1% Escape 18.7% Explorer 17.1% F150 15.0% Fusion 13.5% Edge 9.0% MKZ 4.9% Other 21.9% Escape 19.8% Explorer 18.5% F - 150 17.3% Fusion 12.2% Edge 8.5% MKZ 4.6% Other 19.3%

Fcalt 2017-B roadshow PAYMENT SCHEDULE This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization Initial Total Securitization Value $1,248,455,516.39 Total Scheduled Based Monthly Payments plus Base Residual Value $1,413,087,222.11 Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual 66.06% SLIDE L-16 Month Securitization Value Initial Balance 1,248,455,516.39 $ 2017 October 1,235,632,094.28 20,525,330.35 $ 4.28% - $ - % November 1,222,729,552.47 20,525,330.35 4.28 - - December 1,209,747,403.44 20,525,330.35 4.28 - - 2018 January 1,196,685,155.73 20,525,330.35 4.28 - - February 1,183,542,314.84 20,525,330.35 4.28 - - March 1,154,602,397.93 20,229,804.47 4.22 16,011,511.60 1.72 April 1,125,235,881.96 19,917,631.52 4.15 16,571,675.43 1.78 May 1,098,927,566.24 19,660,340.74 4.10 13,589,559.65 1.46 June 1,072,308,768.10 19,395,148.92 4.04 14,002,930.05 1.50 July 1,046,917,242.47 19,146,698.42 3.99 12,859,862.95 1.38 August 1,021,214,877.34 18,876,745.88 3.94 13,283,999.38 1.42 September 989,121,943.03 18,474,263.61 3.85 19,918,511.65 2.13 October 958,627,178.50 18,095,955.96 3.77 18,500,578.19 1.98 November 926,902,919.41 17,694,444.89 3.69 19,943,435.06 2.14 December 895,664,870.10 17,292,241.46 3.61 19,663,689.50 2.11 2019 January 865,324,587.62 16,876,175.43 3.52 18,989,284.22 2.03 February 829,797,732.24 16,350,098.79 3.41 24,514,704.24 2.63 March 791,742,895.87 15,766,955.73 3.29 27,406,581.31 2.94 April 753,857,296.42 15,167,460.27 3.16 27,601,983.33 2.96 May 713,667,648.21 14,484,637.98 3.02 30,355,003.95 3.25 June 672,562,219.37 13,793,862.27 2.88 31,713,547.12 3.40 July 634,466,107.23 13,134,329.65 2.74 29,110,129.70 3.12 August 600,094,688.02 12,522,463.80 2.61 25,762,306.31 2.76 September 563,115,487.99 11,848,802.88 2.47 28,831,763.36 3.09 October 514,351,180.11 10,888,381.57 2.27 41,349,193.81 4.43 November 459,454,351.75 9,780,439.07 2.04 48,288,856.00 5.17 December 402,126,826.68 8,619,737.03 1.80 51,541,696.85 5.52 Scheduled Base Monthly Payments Base Residual Value

Fcalt 2017-B roadshow PAYMENT SCHEDULE (Continued) SLIDE L-17 Initial Total Securitization Value $1,248,455,516.39 Total Scheduled Based Monthly Payments plus Base Residual Value $1,413,087,222.11 Total Base Residual Value as a % of Total Scheduled Base Monthly Payments plus Base Residual 66.06% This payment schedule will be updated quarterly and posted on the Ford Credit website: www.ford.com/finance/investor-center/asset-backed-securitization Month Securitization Value 2020 January 343,552,503.84 7,391,582.96 1.54 53,663,075.62 5.75 February 291,034,873.06 6,312,250.30 1.32 48,324,475.99 5.18 March 237,881,223.40 5,229,332.96 1.09 49,719,419.27 5.33 April 180,056,588.77 4,012,881.14 0.84 55,278,984.71 5.92 May 126,594,086.70 2,881,965.62 0.60 51,691,110.95 5.54 June 72,826,213.29 1,733,540.81 0.36 52,815,126.15 5.66 July 25,777,669.50 677,830.13 0.14 46,819,887.33 5.02 August 15,271,095.84 411,144.04 0.09 10,254,422.15 1.10 September 7,034,298.47 197,296.63 0.04 8,133,696.35 0.87 October 314,055.94 10,525.95 0.00 6,753,117.70 0.72 November 201,842.48 7,584.92 0.00 106,587.05 0.01 December 195,522.99 7,584.92 0.00 0.00 0.00 2021 January 167,189.74 6,393.60 0.00 23,165.00 0.00 February 123,471.18 5,127.94 0.00 39,628.00 0.00 March 81,376.48 3,531.67 0.00 39,330.60 0.00 April 64,683.62 3,171.70 0.00 14,023.00 0.00 May 30,113.93 1,521.67 0.00 33,446.90 0.00 June 13,459.00 513.63 0.00 16,327.00 0.00 July - - - 13,542.00 0.00 Total 479,537,052.68 $ 100.00% 933,550,169.43 $ 100.00 % Scheduled Base Monthly Payments Base Residual Value

Fcalt 2017-B roadshow RESIDUAL MATURITY VS. ENHANCEMENT BUILD Residual Maturity by Vehicle Type vs. Hard Credit Enhancement for Class A Notes(1) % of Residuals Maturing Each Period Hard Credit Enhancement as a % of O/S Securitization Value (1) Hard credit enhancement consists of overcollateralization, subordination and the reserve account; Assumes zero loss, zero prepays SLIDE L-18 Class A-1 Paid Down Class A-2 Paid Down Class A-3 Paid Down Class A-4 Paid Down 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0% 5% 10% 15% 20% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 42 43 44 45 46 Total Hard CE CUV Car SUV Truck

Fcalt 2017-B roadshow RESIDUAL MATURITY VS. ENHANCEMENT BUILD (Cont’d) Because enhancement as a percentage of the FCALT 2017-B initial total securitization value increases during the transaction, the amount of residual stress that each class can support increases dramatically over time The inclusion of seasoned leases in the pool is expected to increase the enhancement early in the life of the transaction The residual maturities are well distributed and a diverse mix of vehicle types mature in each period; maximum percentage of residual maturities in any 3 month period is 17.12%, similar to previous FCALT transactions

Assumptions: 0% prepayments 40% / 40% / 20% (year 1 / 2 / 3) distribution for losses 50% recovery of charge-offs (with a 4 month lag on credit loss recoveries) 2 month lag on receipt of auction proceeds for residual Base net credit loss of 1% of initial total securitization value Estimated 4.18% excess spread per annum Includes 11.2% initial overcollateralization growing to a target of 13.7%, 8.7% of subordination for the Class A Notes, 4.2% of subordination for Class B Notes, and 0.5% cash reserve account Fcalt 2017-B roadshow RESIDUAL BREAKEVEN ANALYSIS (1) After stress defaults The tables show the percentage of base residual loss, after defaults, that can be sustained before the notes incur a loss at various turn-in rates and multiples of base case credit losses Class A-1 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1.00x 3.00x 5.00x 70% 100.00% 100.00% 100.00% 80% 100.00% 100.00% 100.00% 90% 100.00% 100.00% 100.00% 100% 100.00% 100.00% 100.00% Class A-2 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1.00x 3.00x 5.00x 70% 100.00% 100.00% 100.00% 80% 95.99% 96.57% 97.21% 90% 85.15% 85.65% 86.20% 100% 76.59% 77.04% 77.53% Class A-3 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1.00x 3.00x 5.00x 70% 68.68% 67.34% 65.89% 80% 60.03% 58.86% 57.59% 90% 53.30% 52.26% 51.13% 100% 47.92% 46.98% 45.97% Class A-4 Notes Cumulative Net Credit Loss Net Loss % 1.00% 3.00% 5.00% Turn in Rate(1) 1.00x 3.00x 5.00x 70% 52.86% 50.77% 48.46% 80% 46.18% 44.36% 42.34% 90% 40.99% 39.37% 37.58% 100% 36.84% 35.38% 33.77% Class B Notes Cumulative Net Credit Loss Net Loss % 1.00% 2.50% 4.00% Turn in Rate(1) 1.00x 2.50x 4.00x 70% 44.00% 42.15% 40.13% 80% 38.44% 36.81% 35.05% 90% 34.11% 32.67% 31.09% 100% 30.65% 29.35% 27.93% Class C Notes Cumulative Net Credit Loss Net Loss % 1.00% 2.00% 3.00% Turn in Rate(1) 1.00x 2.00x 3.00x 70% 35.23% 33.81% 32.30% 80% 30.76% 29.52% 28.19% 90% 27.28% 26.18% 25.00% 100% 24.50% 23.51% 22.45% SLIDE L-20

Fcalt 2017-B roadshow FORD CREDIT’S U.S. MANAGED LEASE PORTFOLIO SLIDE L-21 Ford Credit leasing remains below the industry as a share of retail sales Ford Credit works with Ford and Lincoln to set guidelines around leasing share, term, model mix and other factors to support brand value and sales Manheim used vehicle values were up compared to year end 2016; Ford 2Q auction values were higher than 1Q17 and lower YOY - better than expectations 422 572 704 841 975 956 1008 Source: 2017 Q2 Lease Quarterly Statistical Information Avg. # of Leases Outstanding(000) Source: Manheim Consulting, June 2017 (January 1995 = 100) Number of Leases Originated (000) Manheim Used Vehicle Value Index 237 328 363 414 401 218 200 2012 2013 2014 2015 2016 2Q16 YTD 2Q17 YTD 95 100 105 110 115 120 125 130 135

Fcalt 2017-B roadshow: FORd credit’s u.s. lease portfolio RESIDUAL PERFORMANCE See Appendix for footnotes Ford’s managed portfolio residual realizations have posted minor losses of 0.36% for the period ending June 30, 2017 and gains of 1.17% for the period ending June 30, 2016 Rating agencies stress residuals in excess of 30% on Class A notes, which is significantly higher than Ford Credit’s worst year in 2008 when the portfolio experienced residual losses of 18.26% (not shown) Rating agencies apply their residual value stress to all vehicles scheduled to be returned over the life of the transaction for FCALT 2017-B, while periods of severe residual stress have historically been much shorter Rating agencies assume a 100% return rate even though Ford Credit’s highest return rate was only 82.31% in 2008 (not shown) Six Months Ended June 30, Year Ended December 31, 2017 2016 2016 2015 2014 2013 2012 Number of Leases Terminated 178,291 157,140 318,069 245,367 248,027 163,828 104,813 Number of Vehicles Returned and Sold 136,223 116,955 238,372 174,414 186,317 111,962 62,758 Return Rate 76.40% 74.43% 74.94% 71.08% 75.12% 68.34% 59.88% Vehicles Returned and Sold Average Adjusted MSRP $34,954 $34,921 $35,050 $34,878 $34,419 $34,121 $35,471 Average ALG Base Residual Value 17,476 18,113 17,853 18,223 17,997 17,613 17,301 Average Residual Loss (Gain) 63 (213) 14 (733) (588) (843) (1,819) Residual Loss (Gain) as a % of Adjusted MSRP(1) Car 5.10% 5.80% 5.95% 4.59% 5.09% 3.22% (1.43)% CUV (4.05) (5.22) (4.37) (5.60) (5.71) (6.77) (10.16) SUV(2) (1.46) (3.81) (2.36) (5.81) (6.12) (6.71) (10.22) Truck (3.51) (4.65) (4.38) (10.18) (10.89) (10.43) (14.32) Average 0.18% (0.61)% 0.04% (2.10)% (1.71)% (2.47)% (5.13)% Residual Loss (Gain) as a % of ALG Base Residual Value(3) 0.36% (1.17)% 0.08% (4.02)% (3.27)% (4.79)% (10.51)% Terminated Leases Average Contract Residual Value as a % of Adjusted MSRP(4) 56.33% 57.78% 57.31% 58.65% 58.83% 56.69% 52.58% Average ALG Base Residual Value as a % of Adjusted MSRP(5) 49.81% 51.36% 50.59% 51.66% 51.80% 50.76% 48.01% Contract Residual Value Higher(Lower) than ALG Base Residual Value 6.52ppts 6.43ppts 6.72ppts 6.99ppts 7.03ppts 5.93ppts 4.56ppts

Fcalt 2017-B roadshow: Ford credit’s u.s. lease portfolio CREDIT PERFORMANCE See Appendix for footnotes Delinquency, Repossession and Credit Loss Experience 2017 2016 2016 2015 2014 2013 2012 Average number of leases outstanding (1) 1,007,554 956,124 974,580 841,005 704,275 571,990 421,935 Average portfolio outstanding (in millions) (2) $26,530 $25,009 $25,506 $22,066 $18,554 $14,843 $10,828 Average number of delinquencies (3)(4) 31 - 60 days 7,432 7,017 7,436 6,265 5,802 4,495 3,212 61-90 days 844 734 823 585 557 390 227 91 - 120 days 107 86 103 59 49 31 17 Over 120 days 15 12 16 8 5 4 4 Average number of delinquencies as a percentage of average number of leases oustanding (3)(4) 31 - 60 days 0.74% 0.73% 0.76% 0.74% 0.82% 0.79% 0.76% 61-90 days 0.08% 0.08% 0.08% 0.07% 0.08% 0.07% 0.05% 91 - 120 days 0.01% 0.01% 0.01% 0.01% 0.01% 0.01% 0.00% Over 120 days 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% Aggregate balance of delinquent leases as a percentage of average portfolio outstanding (3)(5) 31 - 60 days 0.65% 0.66% 0.81% 0.80% 0.89% 0.96% 0.94% 61-90 days 0.07% 0.08% 0.09% 0.08% 0.07% 0.10% 0.08% 91 - 120 days 0.01% 0.01% 0.01% 0.01% 0.01% 0.01% 0.00% Over 120 days 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% 0.00% Repossessions as a percentage of average number of leases outstanding (8) 0.80% 0.67% 0.72% 0.63% 0.66% 0.62% 0.58% Aggregate net losses (gains) (in millions) (6) $50 $35 $83 $51 $39 $19 -$6 Net losses (gains) as a percentage of average portfolio outstanding (6)(8) 0.38% 0.28% 0.33% 0.23% 0.21% 0.13% -0.06% Net losses (gains) as a percentage of gross liquidations (7) 0.82% 0.67% 0.79% 0.59% 0.50% 0.34% -0.17% Number of leases charged off 9,084 7,600 16,415 11,838 8,907 6,672 3,614 Number of leases charged off as a percentage of average number of leases outstanding (8) 1.80% 1.59% 1.68% 1.41% 1.26% 1.17% 0.86% Average net loss (gain) on leases charged off 5,488 4,663 $5,081 $4,308 $4,421 $2,787 -$1,757 Six Months Ended June 30, Year Ended December 31,

Fcalt 2017-B roadshow SECURITIZATION POOL PERFORMANCE Cumulative Residual Loss / (Gain)** * Prior to FCALT 2012-B, term extensions were repurchased by Ford Credit resulting in pool return rates being modestly lower than those of the portfolio ** As a percentage of initial base residual value; includes losses / (gains) on retained and returned vehicles *** Total credit loss as a percent of initial total securitization value Cumulative Net Credit Losses*** For the pool performance in the periods above (2012 to 2017): Lifetime cumulative return rates typically between 60% and 75% Cumulative residual gains but declining; recently residual gains on larger vehicles have been partially offset by residual losses on smaller vehicles Consistent credit loss performance Commentary Cumulative Return Rate* Loss Gain Period (Months) Period (Months) Period (Months) 0% 20% 40% 60% 80% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A -12.0% -10.0% -8.0% -6.0% -4.0% -2.0% 0.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 0.0% 0.1% 0.2% 0.3% 0.4% 0.5% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A

Break-Even = 100% Return Rate Assumed Return Rate Cumulative Residual Loss / (Gain) A-4 Break-Even = 33.8% A-3 Break-Even = 46.0 % A-2 Break-Even = 77.5% Memo: Worst Recent 12-Month Portfolio Experience = 82% (CY 2008) * Assumes cumulative net credit losses stress of 5%; break-evens are specific to FCALT 2017-B Break-Even for FCALT 2017-B Compared to Historical Pool Performance Memo: Worst Recent 12-Month Portfolio Experience = 18.3% (CY 2008) Period (Months) Period (Months) FCALT 2017-B ROADSHOW BREAK-EVEN ANALYSIS* -20.0% 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 2012-A 2012-B 2013-A 2013-B 2014-A 2014-B 2015-A 2015-B 2016-A 2017-A

Residual Gain/(Loss) per Returned Vehicle as a % of ALG Residual Value Residual performance on recent transactions has resulted in significant gains for most vehicle types The residual performance information is updated quarterly for each public lease transaction and posted on Ford Credit’s website: www.ford.com/finance/investor-center/asset-backed-securitization FCALT 2015-B FCALT 2016-A Fcalt 2017-B roadshow RESIDUAL GAIN/(LOSS) BY PRIOR POOL EXAMPLES -25.00% -15.00% -5.00% 5.00% 15.00% 25.00% 35.00% 45.00% 55.00% Car CUV SUV Truck -25.00% -15.00% -5.00% 5.00% 15.00% 25.00% 35.00% 45.00% 55.00% Oct-15 Nov-15 Dec-15 Jan-16 Feb-16 Mar-16 Apr-16 May-16 Jun-16 Jul-16 Aug-16 Sep-16 Oct-16 Nov-16 Dec-16 Jan-17 Feb-17 Mar-17 Apr-17 May-17 Jun-17 Car CUV SUV Truck

APPENDIX

Fcalt 2017-B roadshow FOOTNOTES TO RESIDUAL TABLE ON SLIDE 22 The percentage equivalent to the average residual loss (gain) for leased vehicles of each vehicle type that were returned and sold, divided by the average adjusted MSRP for those vehicles. The vehicle types do not include a small number of vehicles that are not manufactured by Ford or for which Ford Credit does not have a valid vehicle identification number. All Explorers and Escapes are classified as SUV regardless of model year. (3) The percentage equivalent to the average residual loss (gain) for leased vehicles that were returned and sold, divided by the average ALG base residual value for those vehicles. (4) The percentage equivalent to the average contract residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. (5) The percentage equivalent to the average ALG base residual value for leased vehicles that terminated during the period, divided by the average adjusted MSRP of those vehicles. With regard to the residual table on slide 22, "terminated leases" are leases for which (1) the related leased vehicle was returned during the period and sold by June 30, 2017, (2) the related leased vehicle was purchased under the lease during the period or (3) the lessee defaulted during the period.

Fcalt 2017-B roadshow FOOTNOTES TO CREDIT PERFORMANCE TABLE ON SLIDE 23 Average of the number of leases outstanding at the beginning and end of each month in the period. (2) Average of the aggregate lease balance of leases outstanding at the beginning and end of each month in the period. (3) The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees and accounts that have been repossessed or charged off. Average of the number of leases delinquent at the beginning and end of each month in the period. The period of delinquency is the number of days that more than $49.99 of a scheduled monthly payment is past due, excluding accounts with bankrupt lessees. Aggregate balance at the end of the period over the aggregate balance of all leases outstanding at the end of the period. Beginning in 2012, net losses include the aggregate balance ((i) lease and other charges, plus (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off, plus (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period or any earlier periods. For all periods, net losses also include the excess mileage charges and the estimated cost to repair any excess wear and use that the lessee does not pay when the vehicle is returned, less any amount received in the period for excess mileage and excess wear and use. In addition, for all periods, net losses include the estimated loss recorded at the time a vehicle is repossessed and this estimated loss is adjusted to reflect the actual loss after the vehicle is sold. Realized losses for a securitized pool of leases for any period include the aggregate lease balance ((i) remaining total securitization value, (ii) external costs associated with repossession and disposition of vehicles incurred both before and after charge off and (iii) external costs associated with continued collection efforts incurred after charge off) of all leases that the servicer determined to be uncollectible in the period less any amounts received in the period on leases charged off in the period. Therefore, realized losses for a securitized pool of leases may be higher or lower than net losses for those leases. Gross liquidations are cash payments and charge offs that reduce the outstanding balance of a lease. For non-annual periods, the percentages are annualized